SCHEDULE 14C INFORMATION STATEMENT
  Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended


                                   XDOGS, INC.
                          7000 Floor Exchange Building
                             310 Fourth Avenue South
                              Minneapolis, MN 55415

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished by the Board of Directors of XDOGS, INC., a Nevada corporation, to the holders of record at the close of business on the record date, June 6, 2005, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

     (a) an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 shares to 1,000,000,000 shares, par value of $0.001 per share; and

     (b) an amendment to our Articles of Incorporation to change the Company's name to Avalon Oil & Gas, Inc., (collectively, the "Amendments")

Our Board of Directors approved the Amendments for the increase in our authorized share capital and name change in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our Board of Directors unanimously approved the Amendments to our Articles of Incorporation on May 31, 2005.

Subsequent to our Board of Directors' approval of the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendments to our Articles of Incorporation on June 1, 2005. Therefore, following the expiration of the twenty day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement, which are being mailed to our shareholders on June 24, 2005.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur on July 15, 2005.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on June 6, 2005 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 168,538,543 shares of our common stock issued and outstanding on June 6, 2005. This Information Statement will be mailed on or about June 24, 2005 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
------------------------------------------------------------------------

Except as disclosed elsewhere in this Information Statement, since March 31, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1    any director or officer of our corporation;
2    any proposed nominee for election as a director of our corporation; and
3    any associate or affiliate of any of the foregoing persons.

The shareholdings of our officer is listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
-----------------------------------------------------------

As of the record date, June 6, 2005, we had a total of 168,538,543 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of June 6, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Amount and Nature of                                                 Percentage
Name and Address of Beneficial Owner    Beneficial Ownership         of Class(1)
------------------------------------    --------------------         -----------

Common Stock
------------
Mid-Continent Investments                  85,000,000 (D)              50.43%
7906 East 55th Street
Tulsa, OK  74145

Common Stock
------------
Kent Rodriguez
7000 Flour Exchange
310 Fourth Avenue South
Minneapolis, MN  55415                     17,390,220 (D)              10.32%

Preferred Stock
---------------
Kent Rodriguez
7000 Flour Exchange
310 Fourth Avenue South
Minneapolis, MN  55415                            100 (D)             100.00%


     (1) Based on 168,538,543 shares of common stock issued and outstanding as of June 6, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


AMENDMENT TO OUR CORPORATION'S ARTICLES
---------------------------------------

Our Amended Articles of Incorporation (the "Articles") currently indicates that the Corporation name is XDOGS, Inc. and authorizes the issuance of 200,000,000 shares of common stock, $.001 par value, and 100 shares of preferred stock, $0.10 par value. On May 31, 2005, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to change the name of the Corporation to AVALON OIL & GAS, INC. and to increase our authorized shares of common stock to 1,000,000,000 shares. The general purpose and effect of the Amendments to our corporation's Articles are to increase our authorized share capital which will enhance our Corporation's ability to finance the development and operation of our business, and to change the corporation's name to better reflect its new business direction. Our board of directors approved the amendment to our corporation's Articles is to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts. The amendment to our corporation's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of shareholders owning 168,538,543 shares of our common stock, which represented 60.75% on June 6, 2005, and one hundred percent (100%) of our Preferred Stock. The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS
-----------------

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation.



FINANCIAL AND OTHER INFORMATION
-------------------------------

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 612-359-9020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, XDOGS, INC. has duly caused this report to be signed by the undersigned hereunto authorized.

June 24, 2005

XDOGS, INC.

/s/ Kent A. Rodriguez
---------------------
Kent A. Rodriguez,
President and Director

                                   SCHEDULE A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   XDOGS, INC.


Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:


     1.   The name of the Corporation is XDOGS, Inc.

     2. The Articles of Incorporation were filed with the Secretary of State on or about 22nd day of March, 1999, and have been amended as follows:

     Article First:

     The name of the Corporation is Avalon Oil and Gas, Inc.

     Article Fourth:

     The total number of shares the is authorized to issue is one million (1,000,000) Preferred Stock, $0.10 par value per share and one billion (1,000,000,000) Common Stock, $0.001 par value per share, each to have such classes, series, and preferences as the Board of Directors may determine from time to time.

     Any and all share issued by the Corporation will be issued in registered form, as may be directed by the Board of Directors from time to time, and the fixed consideration for which has been paid and delivered shall be deemed fully paid and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

     There shall be no preemptive rights in connection with the acquisition of any capital stock of the Corporation.

     3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 102,390,220 common shares and 100 Preferred Shares.

     4.   Officer Signature


     / s / Kent A. Rodriguez
     -----------------------
     President, Secretary and Chief Executive Officer


     o If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class affected by the amendment regardless of the limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.